EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 23, 2025 relating to the financial statements of Specificity, Inc. as of December 31, 2024 and 2023 and to all references to our firm included in this Registration Statement.

/s/ CM3 Advisory

San Diego, California

August 25, 2025